AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2012

REGISTRATION NO. 333-167605

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELPHI FINANCIAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	13–3427277 (I.R.S. EMPLOYER IDENTIFICATION NO.)

1105 NORTH MARKET STREET
SUITE 1230
P.O. BOX 8985
WILMINGTON, DELAWARE 19899
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

DELPHI FINANCIAL GROUP, INC. 2010 OUTSIDE DIRECTORS STOCK PLAN
DELPHI FINANCIAL GROUP, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN
DELPHI FINANCIAL GROUP, INC. 2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN
(FULL TITLE OF THE PLAN)

ROBERT ROSENKRANZ
CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER
DELPHI FINANCIAL GROUP, INC.
1105 NORTH MARKET STREET
SUITE 1230
P.O. BOX 8985
WILMINGTON, DELAWARE 19899
(NAME AND ADDRESS OF AGENT FOR SERVICE)

(302) 478-5142
(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Copy to:
Chad W. Coulter, Esq.
Senior Vice President, General Counsel and Secretary
Delphi Financial Group, Inc.
1105 North Market Street
Suite 1230
P.O. Box 8985
Wilmington, Delaware 19899

AND

Jonathan L. Freedman, Esq.
Sidley Austin LLP
787 Seventh Avenue, 17th Floor
New York, New York 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 (this “Amendment”) relates to the Registration Statement on Form S-8 (Reg. No. 333-167605) (the “Registration Statement”) of Delphi Financial Group, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission on June 17, 2010.  The Registration Statement pertains to the registration of (i) 750,000 shares of the Company’s Class A Common Stock, par value $.01 per share, issuable under the Company’s 2010 Outside Directors Stock Plan, (ii) 750,000 shares of the Company’s Class A Common Stock, par value $.01 per share, issuable under the Company’s 2010 Employee Stock Purchase Plan and (iii) 6,250,000 shares of the Company’s  Class A Common Stock, par value $0.01 per share, issuable under the Company’s 2003 Employee Long-Term Incentive and Share Award Plan (each of the shares of the Company’s Class A Common Stock referred to in clauses (i), (ii) and (iii), collectively, the “Shares”).  The offerings of the Shares pursuant to the Registration Statement have been terminated.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offerings, the Company files this Amendment to terminate the effectiveness of the Registration Statement and to remove from registration all of the Shares registered but unsold under the Registration Statement as of the date hereof, if any.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of May, 2012.

DELPHI FINANCIAL GROUP, INC.

By:	/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the 15th day of May, 2012, in the capacities indicated.

Signature		Title

By:	/s/ ROBERT ROSENKRANZ	Chairman of the Board, Chief Executive Officer and Director
	Robert Rosenkranz	(Principal Executive Officer)

By:	/s/ *	Director
Kevin R. Brine

By:	/s/ *	Director
Edward A. Fox

By:	/s/ *	Director
Steven A. Hirsh

By:	/s/ *	Director
James M. Litvack

By:	/s/ *	Director
James N. Meehan

By:	/s/ *	Director
Phillip R. O’Connor

By:	/s/ *	Director, President and Chief Operating Officer
Donald A. Sherman

By:	/s/ *	Director
Robert F. Wright

By:	/s/ STEPHAN A. KIRATSOUS	Executive Vice President and Chief Financial Officer (Principal
	Stephan A. Kiratsous	Financial Officer)

By:	/s/ THOMAS W. BURGHART	Senior Vice President and Treasurer (Principal Accounting
	Thomas W. Burghart	Officer)

* BY:	/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Attorney-in-Fact